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                [Letterhead of Ballard Spahr Andrews & Ingersoll]


                                November __, 1997




Philips International Realty Corp.
417 Fifth Avenue
New York, New York 10016

          Re: Philips International Realty Corp., a Maryland corporation, (the "Company") - Registration Statement on Form S-4 (Registration No. 333-xxxxx) pertaining to Thirty-Two Thousand (32,000) shares (the "Shares") of common stock, par value one cent ($.01) per share
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Ladies and Gentlemen:

     In connection with the registration of the Shares under the Securities Act of 1933 as amended (the "Act"), by the Company on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on or about November __, 1997 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Corporation (the "Charter"), consisting of Articles of Incorporation filed with the SDAT on July 16, 1997 and Articles of Amendment and Restatement filed with the SDAT on November __, 1997. We have also examined the Amended and Restated Bylaws of the Company adopted as of November __, 1997 (the "Bylaws") and




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Philips International Realty Corp.
November __, 1997
Page 2


Resolutions of the Board of Directors of the Company adopted on or before the date hereof and in full force and effect on the date hereof; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

     We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so. We have also assumed that none of the Shares will be issued or transferred in violation of the provisions of Article VI of the Charter entitled "Restrictions on Transfer, Acquisition and Redemption of Shares".

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Shares have been duly authorized by all necessary corporate action on the part of the Company, and the Shares will, upon issuance and delivery in accordance with and subject to the terms and conditions described in the Registration Statement against payment of consideration therefore as determined by the Board of Directors of the Company or a committee thereof, be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

     The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.


                                               Very truly yours,